UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2020

United-Guardian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Marcus Boulevard, Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Item 5.07  Submission of Matters to a Vote of Security Holders.

United-Guardian Inc.

Annual Meeting of Stockholders

May 20, 2020

VOTING RESULTS

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 20, 2020. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Total shares voted: 4,295,952

Election of Directors: The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Rubinger	2,559,129	477,865	1,258,958
Kenneth H. Globus	2,608,354	428,640	1,258,958
Lawrence F. Maietta	2,429,560	607,434	1,258,958
Arthur M. Dresner	2,818,600	218,394	1,258,958
Andrew A. Boccone	2,862,182	174,812	1,258,958
S. Ari Papoulias	2,876,084	160,910	1,258,958

Ratification of the appointment of Baker Tilly Virchow Krause LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2020.

The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,340,980	32,556	20,933	N/A

Approval, on a nonbinding, advisory basis, to hold a vote every year on the compensation paid to the Company's named executive officers.

The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,891,270	140,978	4,746	1,258,958

Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,956,309	68,821	11,864	1,258,958

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United-Guardian, Inc.

Date: May 22, 2020	By:	/s/ Ken Globus
Ken Globus
President